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                                                                   Exhibit 99.1

[PRECISION PARTNERS LOGO]

                                                          5605 N. MacArthur Blvd
                                                                       Suite 760
                                                               Irving, TX  75038
                                                          Phone:  (972) 580-1550
                                                            Fax:  (972) 580-1551

                                                          Contact:  Frank Reilly
                                                                       EVP & CFO
                                                                  (972) 580-1550
                                                                freilly@pphc.com
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       PRECISION PARTNERS, INC. COMPLETES PREVIOUSLY ANNOUNCED REFINANCING


Dallas, TX - December 8, 2000 - Precision Partners, Inc., a leading supplier of precision machined metal parts, tooling and assemblies, announced that it had entered into new amendments to its bank credit and its master lease agreement with General Electric Capital Corporation (GECC), as well as a new $20.8 million equipment loan from GECC. The Company also received a $6.0 million equity contribution from its primary shareholder.

The Company intends to file its Form 10-Q for the quarter ended September 30, 2000, which had been delayed pending the refinancing activities, within the next few days.

Precision Partners, Inc. is a leading supplier of precision manufactured metal parts, tooling and assemblies for original equipment manufacturers ("OEM's"). The Company's broad manufacturing capabilities and highly engineered processes allow its products to meet the critical


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specifications of customers across a wide range of industries. Precision
Partners has earned "Preferred or "Qualified" supplier status with most of its customers. The Company is predominately a sole-source supplier of the products it manufactures for its customers.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND A NUMBER OF FACTORS, MANY OF WHICH MAY BE BEYOND PRECISION'S CONTROL, COULD ADVERSELY AFFECT PRECISION'S ABILITY TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED IN THE TIMEFRAME OR ON THE TERMS CONTEMPLATED BY THIS PRESS RELEASE. CERTAIN OF THESE RISKS ARE DESCRIBED IN THE COMPANY'S FORM 10-Q FOR THE SECOND QUARTER OF 2000. COPIES OF THIS REPORT MAY BE OBTAINED VIA THE WORLD WIDE WEB AT www.precisionpartnersinc.com.

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